===============================================================================

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PERVASIVE SOFTWARE INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:

[LOGO]
PERVASIVE SOFTWARE

                            PERVASIVE SOFTWARE INC.
                    12365 Riata Trace Parkway, Building II
                              Austin, Texas 78727

                               October 15, 2001

TO THE STOCKHOLDERS OF PERVASIVE SOFTWARE INC.

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Pervasive Software Inc. (the "Company"), which will be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Thursday, November 1, 2001, at 9:00 a.m.

   Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

   It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                          /s/ Ron R. Harris
                                          Ron R. Harris
                                          President, Chief Executive Officer
                                            and Director

[LOGO]
PERVASIVE SOFTWARE

                            PERVASIVE SOFTWARE INC.
                    12365 Riata Trace Parkway, Building II
                              Austin, Texas 78727

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held November 1, 2001

   The Annual Meeting of Stockholders (the "Annual Meeting") of Pervasive Software Inc. (the "Company") will be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Thursday, November 1, 2001, at 9:00 a.m. for the following purposes:
   1. To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified;
   2. To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares granted under the Automatic Option Grant Program and certain other amendments, as set forth in the accompanying Proxy Statement;
   3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002; and
   4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

   The foregoing items of business are more fully described in the attached Proxy Statement.

   Only stockholders of record at the close of business on October 3, 2001 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 12365 Riata Trace Parkway, Building II, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          /s/ John Farr
                                          John E. Farr
                                          Chief Financial Officer and Secretary

Austin, Texas
October 15, 2001


                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                            PERVASIVE SOFTWARE INC.
                    12365 Riata Trace Parkway, Building II
                              Austin, Texas 78727

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          To be held November 1, 2001

   These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pervasive Software Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Thursday, November 1, 2001, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 15, 2001.

                              PURPOSE OF MEETING

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On October 3, 2001, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 16,816,094 shares of Common Stock outstanding, which excludes treasury shares held by the Company that may not be voted by the Company or counted toward quorum. Each stockholder of record on October 3, 2001 is entitled to one vote for each share of Common Stock held by such stockholder on October 3, 2001. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

   The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

   Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

   Proposal 2. Approval of the amendment to the Company's 1997 Stock Incentive Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

   Proposal 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

   Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2, and FOR Proposal No. 3 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has retained the services of Mellon Investor Services LLC to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Mellon Investor Services a fee not to exceed $5,500 for its services and will reimburse Mellon Investor Services for certain out-of-pocket expenses that are usual and proper. In addition, the Company may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company currently has authorized six directors. In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2001 Annual Meeting; Class II, whose term will expire at the 2002 Annual Meeting; and Class III, whose term will expire at the 2003 Annual Meeting. At the 2001 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2004 or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees as the nominees for Class I. The nominees for the Board of Directors are both currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Term Ending in 2004

   Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                   Director
Name                Since   Age
----               -------- ---
David R. Bradford.   1995   50
James R. Offerdahl   2001   45

   Mr. Bradford has served as one of our directors since October 1995. Mr. Bradford served as Senior Vice President, General Counsel of Novell, Inc., a networking software company, from 1985 until July 2000. Mr. Bradford also serves as a director of a private company. Mr. Bradford received a B.A. in Political Science and a J.D. from Brigham Young University and an M.B.A. from Pepperdine University.

   Mr. Offerdahl has served as one of our directors since July 2001. Mr. Offerdahl has served as President and Chief Executive Officer of traq-wireless, a provider of enterprise wireless management solutions, since August 2001. Mr. Offerdahl served as our Chief Operating Officer, Chief Financial Officer and Secretary from September 1998 to July 2001. In addition, Mr. Offerdahl served as our Chief Financial Officer, Vice President, Finance and Administration and Secretary from October 1996 to September 1998. From May 1993 to September 1996, Mr. Offerdahl served as Chief Financial Officer and Vice President of Administration of Tivoli Systems Inc., a provider of enterprise systems management solutions, acquired by IBM in March 1996. Mr. Offerdahl received a B.S. in Accounting from Illinois State University and an M.B.A. from the University of Texas at Austin.

   Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                      Director
Name                   Since   Age
----                  -------- ---
Ron R. Harris........   1995   48
David A. Boucher.....   1995   51
Shelby H. Carter, Jr.   1996   70
Nancy R. Woodward....   1994   45

   Mr. Harris has served as our President and Chief Executive Officer since our inception and as a director since June 1995. Prior to joining us, Mr. Harris served as a Vice President of Citrix Systems, Inc., a developer of thin-client/server software, from October 1990 to May 1993. He also serves as a director of several private companies. Mr. Harris received his B.S. in Computer Science from Vanderbilt University and an M.B.A. from the University of Texas at Austin.

   Mr. Boucher has served as one of our directors since October 1995. Mr. Boucher has served as a General Partner of Applied Technology, a venture capital firm, since January 1993. From January 1981 to August 1992, Mr. Boucher served as President and Chief Executive Officer of Interleaf, Inc., an electronic-publishing software developer. Mr. Boucher also serves as director of Interleaf, Inc. and various private companies.

   Mr. Carter has served as a director of the Company since August 1996. Since January 1986, Mr. Carter has served as a distinguished adjunct professor at the University of Texas Graduate School of Business and College of Business Administration. Mr. Carter has founded several successful high technology companies. Mr. Carter currently serves as chairman of the board of a private company and as a venture partner of Austin Ventures. Mr. Carter received a B.B.A. from the University of Texas at Austin.

   Ms. Woodward is one of our founders and has served as a director and Chairman of the Board since our inception. Ms. Woodward received a B.S. in Computer Science from the University of Michigan.

Board of Directors Meetings and Committees

   During the fiscal year ended June 30, 2001, the Board of Directors held eight (8) meetings and acted by written consent on two (2) occasions. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two
(2) standing committees: the Audit Committee and the Compensation Committee.

   During the fiscal year ended June 30, 2001, the Audit Committee of the Board of Directors held five (5) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company's independent accountants and the accounting practices of the Company. The members of the Audit Committee are Mr. Boucher, Mr. Bradford and Mr. Carter.

   During the fiscal year ended June 30, 2001, the Compensation Committee of the Board of Directors held four (4) meetings and acted by written consent on two (2) occasions. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The members of the Compensation Committee are Ms. Woodward, Mr. Offerdahl and Mr. Carter. In fiscal 2001, Joseph Aragona served as a member of the Compensation Committee. Mr. Aragona resigned from the Board of Directors on March 28, 2001.

Director Compensation

   Non-employee directors receive $1,500 per meeting attended and $250 per Committee meeting attended, plus a retainer of $10,000 annually for serving on the Board of Directors. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. Certain non-employee Board members are eligible for option grants under the Company's 1997 Stock Incentive Plan.

   Under the proposed amendments to the Automatic Option Grant Program of the 1997 Stock Incentive Plan, each individual who first joins the Board as an eligible non-employee director will receive at that time, an automatic option grant for 50,000 shares of Common Stock. In addition, at each annual stockholders meeting, beginning with the first annual meeting after June 30, 2001, each eligible non-employee director, whether or not he or she is standing for re-election at that particular meeting, will be granted a stock option to purchase 10,000 shares of Common Stock. Prior to its amendment in December 2000, the Automatic Option Grant Program provided for an initial grant of 20,000 shares and an annual grant of 5,000 shares. The optionee will vest in each automatic option grant in a series of four annual installments over the optionee's period of Board service, beginning one year from the grant date. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Vesting of the automatic option shares will automatically accelerate and the options become fully exercisable upon (i) a change in control of the Company by merger or consolidation, sale of all or substantially all of its assets or tender offer for 50% or more of the Company's outstanding voting stock or (ii) the death or disability of the optionee while serving as a Board member. Mr. Carter was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share, 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share and 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share. Mr. Bradford was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share, 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share and 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share. Mr. Boucher was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share, 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share and 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share. Mr. Aragona was granted an option to purchase 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share and 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share. On September 13, 2001, Mr. Offerdahl was granted an option to purchase 50,000 shares at an exercise price of $1.29. On December 15, 2000, each of Messrs. Aragona, Boucher, Bradford and Carter was granted an option to purchase 30,000 shares and Ms. Woodward was granted an option to purchase 50,000 shares under the 1997 Stock Incentive Plan. Pursuant to the Automatic Option Grant Program, each of Messrs. Boucher, Bradford, Carter and Offerdahl and Ms. Woodward will be granted options to purchase 10,000 shares of Common Stock on the date of the Annual Meeting.

   Directors who are also employees of the Company are eligible to participate in the Company's Bonus Plan, and are also eligible to participate, subject to certain limitations, in the Company's Employee Stock Purchase Plan and all directors are eligible to receive options and be issued shares under the 1997 Stock Incentive Plan.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of June 30, 2001, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                           Shares Beneficially Owned
                                                                          as of June 30, 2001 (1) (2)
-                                                                         --------------------------
                                                                            Number of      Percentage
Beneficial Owner                                                             Shares         of Class
----------------                                                          ---------        ----------
Firsthand Capital Management............................................. 2,179,923           13.7%
 125 South Market, Suite 1200
 San Jose, CA 95113-2206
Wells Fargo Bank, as trustee of The Douglas C. Woodward Trust............ 1,197,092            7.5%
Ron R. Harris (3)........................................................ 1,305,816            7.6%
James R. Offerdahl (4)...................................................   329,648            2.1%
David Dunnigan (5).......................................................    70,000              *
Bruce N. Flory...........................................................        --              *
Richard A. Tusia (6).....................................................    33,500              *
Nancy R. Woodward........................................................ 1,499,592            9.4%
David A. Boucher (7).....................................................     4,178              *
David R. Bradford (8)....................................................    13,750              *
Shelby H. Carter, Jr. (9)................................................    16,250              *
All current directors and executive officers as a group (12 persons) (10) 3,413,219           19.4%

--------
*  Less than 1% of the outstanding shares of Common Stock.
(1)Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company's knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise specified, each beneficial owners address shall be 12365 Riata Trace Parkway, Building II, Austin, Texas 78727.
(2)The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after June 30, 2001.
(3)Includes options for 1,305,816 shares of Common Stock that were subsequently exercised.
(4)Includes options exercisable into 154,999 shares of Common Stock.
(5)Includes options exercisable into 70,000 shares of Common Stock.
(6)Includes options exercisable into 32,500 shares of Common Stock.
(7)Includes options exercisable into 3,750 shares of Common Stock.
(8)Includes options exercisable into 13,750 shares of Common Stock.
(9)Includes options exercisable into 13,750 shares of Common Stock.
(10)Includes options exercisable into 1,679,065 shares of Common Stock.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee" or the "Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and certain other executive officers of the Company and to administer the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

   For the 2001 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company's key executive officers. However, the Committee made the final compensation decisions concerning such officers.

   General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards or commissions, and (iii) long-term stock-based incentive awards.

   Base Salary. The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual's base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

   Annual Cash Bonuses and Commissions. The Company has established a cash bonus program for all non-commission employees. Each employee has an established cash bonus target. The annual pool of bonuses is funded on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year and distributed on the basis of personal objectives established for each employee. Bonuses were paid for the 2001 fiscal year pursuant to the bonus plan. Specifically, targets were established at the beginning of the year based on Company performance in the areas of revenues and customer satisfaction. Commissions are paid to Mr. Dunnigan pursuant to a commission plan in which all sales and other commission employees are eligible to participate.

   Long-Term Incentive Compensation. During fiscal 2001, the Committee, in its discretion, made option grants under the 1997 Stock Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion. Applying these principles, grants were made in fiscal 2001 to Mr. Flory in connection with his commencement of employment with the Company and to Messrs. Dunnigan Tusia and Offerdahl during fiscal 2001.

   The grants allow the officers to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four year period, contingent upon the executive officer's continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

   CEO Compensation. The annual base salary for Mr. Harris, the Company's President and Chief Executive Officer, was increased by the Committee on December 15, 2000. The Committee's decision was made primarily on the basis of Mr. Harris' personal performance of his duties.

   The remaining components of the Chief Executive Officer's 2001 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. No option grant was made to the Chief Executive Officer during the 2001 fiscal year, principally due to Mr. Harris' significant stock holdings derived from options granted in 1995. Mr. Harris earned a bonus under the Bonus Plan for all non-commission employees.

   Mr. Aragona served as a member of the Compensation Committee until his resignation effective March 28, 2001. The remaining members of the Compensation Committee for the fiscal year ending June 30, 2001 were Mr. Carter and Ms. Woodward.

                                                 Compensation Committee

                                                 Shelby H. Carter, Jr.
                                                 Nancy R. Woodward

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Company's Board was formed in March 1997, and the current members of the Compensation Committee are James R. Offerdahl, Shelby H. Carter, Jr. and Nancy R. Woodward. Nancy R. Woodward has served as Secretary of the Company and is currently Chairman of the Board and James R. Offerdahl served as Chief Operating Officer, Chief Financial Officer and Secretary until July 13, 2001. Mr. Carter was not at any time during fiscal 2001, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee, except that Mr. Harris served on the board of directors of Exterprise, Inc. and Mr. Carter was the chairman of the board of directors of Exterprise, Inc. which was acquired by Commerce One, Inc. on May 29, 2001.

                          AUDIT COMMITTEE REPORT (1)

The Securities and Exchange Commission rules now require the Company to include in its Proxy Statement a report from the Audit Committee of the Board of Directors. The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

                               -----------------

   The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter approved by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in compliance with the applicable requirements for corporate audit committees. The Audit Committee reviews and reassesses the adequacy of its charter annually.

   As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with applicable accounting standards, laws and regulations. Ernst & Young LLP, the Company's independent auditor, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards.

   The members of the Audit Committee are not functioning as professional accountants or auditors or experts in the fields of accounting or auditing, and their responsibilities are not intended to duplicate or to certify the activities of management or Ernst & Young LLP. The Audit Committee serves a Board of Directors-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee members in business, financial and accounting matters.

   Among other matters, the Audit Committee recommends to the Board of Directors the independent auditors to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Audit Committee then monitors the activities and performance of the independent auditors, including the overall audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to provide non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the

--------
(1)The information above regarding the Audit Committee is not "soliciting" material and is not deemed "filed" with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, as amended whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Company's independent auditor. The Audit Committee also reviews the results of the independent audit with regard to the adequacy and appropriateness of the Company's internal financial and accounting controls, including computerized information system controls and security. The Audit Committee meets with management and the independent auditors, both together and separately, as it deems necessary, to discuss significant business risks and exposures and controls in place to effectively manage such risks. The Audit Committee also reviews the qualitative judgments concerning the appropriateness and acceptability of accounting principles adopted, estimates made and financial disclosures.

   The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP has represented to the Audit Committee that its presentations included the matters required to be discussed by the independent auditor as set forth in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

   Ernst & Young LLP also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee discussed with Ernst & Young LLP that firm's independence with respect to the Company.

   Following the Audit Committee's discussions with management and Ernst & Young LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

                            STOCK PERFORMANCE GRAPH

   The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between September 26, 1997 and June 30, 2001 with the cumulative total return of (i) the Nasdaq National Market Composite Index and (ii) the JP Morgan H&Q Computer Software Index (the "JP Morgan H&Q Software Index"), over the same period. This graph assumes the investment of $100.00 on September 26, 1997 in the Company's Common Stock and on August 31, 1997 in the Nasdaq National Market Composite Index and the JP Morgan H&Q Software Index, and assumes the reinvestment of dividends, if any.

   The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from JP Morgan H&Q, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                Comparison of 45 Month Cumulative Total Return*
     Among Pervasive Software Inc., the Nasdaq Stock Market (U.S.) Index,
                 and the JP Morgan H&Q Computer Software Index

                                     [CHART]

   *The graph assumes that $100 was invested on 9/26/97 in Pervasive common stock and $100 was invested in each of the indices on 8/31/97, including reinvestment of dividends.

                                 9/26/97** 12/31/97 6/30/98 12/31/98 6/30/99 12/31/99 6/30/00 12/31/00 6/30/01
                                 --------- -------- ------- -------- ------- -------- ------- -------- -------
Pervasive Software Inc..........  $100.00   $65.91  $ 94.32 $175.00  $226.14 $153.98  $ 51.14 $ 10.23  $ 13.27
Nasdaq National Market Composite
 Index..........................   100.00    93.84   112.84  132.23   162.47  245.95   240.00  147.81   130.04
JP Morgan H&Q Computer Software
 Index..........................   100.00    92.57   124.56  120.93   137.96  275.14   256.33  205.71   165.54

--------
** The Company effected its initial public offering of its Common Stock on September 25, 1997 and trading of the Company's Common Stock commenced on September 26, 1997. The closing price on September 26, 1997 was $11.00 per share. The graph above commences with the price of $11.00 per share on September 26, 1997.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

   The following Summary Compensation Table sets forth the compensation earned for the three fiscal years ended June 30, 2001, by our chief executive officer and the four other most highly compensated officers whose salary and bonus for the 2001 fiscal year were in excess of $100,000 ("Named Officers").

                          Summary Compensation Table

                                                                       Long-Term
                                                Annual Compensation   Compensation
-                                              -------------------    ------------
                                                                         Awards
                                                                       Securities   All Other
                                        Fiscal                         Underlying  Compensation
Name and Principal Position              Year  Salary (1)  Bonus      Options (#)      (2)
---------------------------             ------ ---------- --------    ------------ ------------
Ron R. Harris..........................  2001   $261,539  $ 70,925           --        $846
 President, Chief Executive Officer and  2000    223,077        --           --         371
 Director                                1999    191,505  $ 28,500           --         966

James R. Offerdahl.....................  2001    218,423    59,410      120,000         588
 Former Chief Operating Officer, Chief   2000    193,846     6,750           --         405
 Financial Officer and Secretary         1999    166,172    41,255      150,000         526

David R. Dunnigan (3)..................  2001    203,029   198,177(4)   280,000         637
 Senior Vice President, Worldwide        2000     80,822   131,693(4)   200,000         196
 Customer Operations                     1999         --        --           --          --

Richard A. Tusia (5)...................  2001    181,539    53,400       80,000         379
 Vice President, Customer Engineering    2000    119,923    12,000       30,000         227
                                         1999     21,635        --       10,000          54

Bruce N. Flory (6).....................  2001    110,769   115,610(7)   200,000         403
 Vice President, Marketing               2000         --        --           --          --
                                         1999         --        --           --          --

--------
(1)Salary includes amounts deferred under Pervasive's 401(k) Plan.
(2)All Other Compensation consists of life insurance premiums.
(3)Mr. Dunnigan commenced employment with the Company on November 5, 1999.
(4)Represents sales commissions of $85,824 plus loan forgiveness of $112,353 in 2001 and $59,231 of commissions and $50,000 of loan forgiveness and $22,462 of relocation in 2000.
(5)Mr. Tusia commenced employment with the Company on April 19, 1999.
(6)Mr. Flory commenced employment with the Company on November 6, 2000.
(7)Represents loan forgiveness of $33,550 plus $70,000 of relocation plus $12,060 cash bonus in 2001.

Option Grants in Last Fiscal Year

   The following table contains information concerning the stock option grants made in the fiscal year ended June 30, 2001 to the Named Officers. No stock appreciation rights were granted to these individuals during such year.





                                 Individual Grants                Potential Realizable
-                  ---------------------------------------------    Value at Assumed
                    Number of   % of Total                       Annual Rates of Stock
                   Securities    Options                         Price Appreciation for
                   Underlying   Granted To  Exercise                Option Terms (4)
                     Options   Employees in Price per Expiration ----------------------
Name               Granted (1)   2001 (2)   Share (3)    Date      5% ($)     10% ($)
----               ----------- ------------ --------- ----------   -------   -------
Ron R. Harris.....        --        --           --          --       --          --

James R. Offerdahl   120,000         4%       $3.09      8/2/10  233,194     590,960

David R. Dunnigan.    80,000         3%       $3.09      8/2/10  155,463     393,973
                     200,000         7%       $1.18     6/19/11  148,419     376,123

Richard A. Tusia..    80,000         3%       $3.09      8/2/10  155,463     393,973

Bruce N. Flory....   120,000         4%       $1.40    12/14/10  105,564     267,749
                      80,000         3%       $1.18     6/19/11   59,368     150,449

--------

(1)The options listed in the table become exercisable in four equal annual installments. Upon a merger or other change in control, the option shall become exercisable as if the optionee had been employed for an additional 12 months. In addition, the option shares shall vest in full if outstanding options are not assumed by the acquiring entity. Should options be assumed but the optionee's employment be involuntarily terminated within 12 months of such a change in control, then the option shall become fully exercisable. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.
(2)Based on an aggregate of 2,887,500 options granted in fiscal 2001.
(3)The exercise price may be paid in cash or through a cashless exercise procedure. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company.
(4)The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values.

   No options were exercised by the Named Officers in fiscal 2001. The following table sets forth information concerning the fiscal year-end number and value of unexercised options with respect to the Named Officers. No stock appreciation rights were exercised by these individuals in fiscal 2001 or were outstanding at the end of that year.

                           Number of
                     Securities Underlying     Value of Unexercised
                      Unexercised Options     in-the-Money Options at
                       at June 30, 2001          June 30, 2001 (1)
-                  ------------------------- -------------------------
Name               Exercisable Unexercisable Exercisable Unexercisable
----               ----------- ------------- ----------- -------------
Ron R. Harris.....  1,305,816          --    $1,775,910          --
James R. Offerdahl    112,500     207,500            --          --
David Dunnigan....     50,000     430,000            --     $56,000
Richard A. Tusia..     12,500     107,500            --          --
Bruce N. Flory....         --     200,000            --     $29,600

--------
(1)Based on the fair market value of the Company's Common Stock at fiscal year end (June 30, 2001) ($1.46 per share), as reported on the Nasdaq National Market.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

   The Compensation Committee of the Board of Directors, as plan administrator of the 1997 Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer, employee or director in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event. None of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time.

   The Company extended a loan to David R. Dunnigan in the amount of $200,000 on November 8, 1999 to assist him in relocating to Austin, Texas. The note bears interest at the rate of 5.49% compounded annually; principal and interest are due in four semi-annual installments over two years, subject to acceleration upon borrower's cessation of employment and certain other events. In addition, the note provides that 25% of the principal and interest accrued to date shall be forgiven every six months as Mr. Dunnigan continues in service, with the balance forgiven entirely if the Company should terminate his employment without cause. Upon a change in control involving the Company, an amount will be forgiven as though he had completed 12 additional months of service. The largest aggregate amount of indebtedness outstanding under this note during 2001 was $150,000 and the amount outstanding on August 31, 2001 was $50,000. The Company extended a loan to Mr. Dunnigan in the amount of $137,500 on June 30, 2000 to assist him in acquiring a home in Austin, Texas. The note bears interest at the rate of 6.43% compounded annually; principal is due in three semi-annual installments over 18 months beginning May 2002, subject to acceleration upon borrower's cessation of employment and certain other events. In addition, the note provides that the principal and interest shall be forgiven entirely if the Company should terminate his employment without cause. The largest aggregate amount of indebtedness outstanding under this note during 2001 was $137,500 and the amount outstanding on August 31, 2001 was $137,500. The Company extended a loan to Mr. Dunnigan in the amount of $137,500 on June 30, 2000 to assist him in acquiring a home in Austin, Texas. The note bears interest at the rate of 6.51% compounded annually; principal is due in three semi-annual installments over 18 months beginning May 2003, subject to acceleration upon borrower's cessation of employment and certain other events. The largest aggregate amount of indebtedness outstanding under this note during 2001 was $137,500 and the amount outstanding on August 31, 2001 was $137,500.

   The Company extended a loan to Mr. Flory in the amount of $220,000 on November 22, 2000 to assist him in relocating to Austin, Texas. The note bears interest at the rate of 6% compounded annually; principal is due in eight semi-annual installments over four years beginning May 2001, subject to acceleration upon borrower's cessation of employment and certain other events. In addition, the note provides that 1/8th of the principal and interest accrued to date shall be forgiven every six months as Mr. Flory continues in service; the balance shall be forgiven entirely if the Company should terminate his employment without cause, upon Mr. Flory's disability or death, or upon Mr. Flory's demotion, relocation or reduction in pay. The largest aggregate amount of indebtedness outstanding under this note during 2001 was $220,000 and the amount outstanding on August 31, 2001 was $192,500.

   In July, 2001, the Company extended a loan of $130,582 to Mr. Harris, President and Chief Executive Officer to assist him with the exercise of an outstanding option. The note bears interest at the rate of 5.06% compounded annually; principal is due in eight semi-annual installments over four years beginning January 12, 2002, subject to acceleration upon borrower's cessation of employment and certain other events. The note is secured by a portion of the shares acquired upon exercise of the options. In addition, the note provides that 1/8th of the principal and interest accrued to date shall be forgiven every six months as Mr. Harris continues in service; the balance shall be forgiven entirely if the Company should terminate his employment without cause or upon Mr. Harris' disability or death. The amount outstanding on August 31, 2001 was $130,582.

                                PROPOSAL NO. 2

                  AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

   The stockholders are being asked to approve an amendment to the Automatic Option Grant Program under the Pervasive Software Inc. 1997 Stock Incentive Plan (the "Incentive Plan") to (1) increase the number of shares issuable pursuant to options granted automatically to non-employee directors as described below and (2) permit directors who are preferred stockholders or who own 5% or more of the voting power of the Company or who represent entities that own preferred stock or 5% or more of the voting power of the Company to be eligible to receive automatic grants.

   The Incentive Plan is intended to benefit the Company as well as its stockholders and employees. The Incentive Plan gives the Company the discretion to grant options or awards to employees, directors and independent consultants. The Company believes that option grants under the Automatic Option Grant Program play an important role in the Company's efforts to attract, employ and retain directors of outstanding ability. The Incentive Plan was adopted by the Board on July 18, 1997 and approved by the stockholders on August 22, 1997. The following summary of certain Incentive Plan provisions is qualified, in its entirety, by reference to the Incentive Plan. Copies of the Incentive Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in Austin, Texas.

   The only provisions being amended are those relating to the number of shares issuable pursuant to options granted automatically to non-employee directors and the eligibility of certain directors. All other provisions of the Incentive Plan are not affected by the amendment. The Board approved the amendment to the Incentive Plan that is the subject of this Proposal No. 2 on December 15, 2000. If the stockholders do not approve the amendment to the Automatic Option Grant Program, the Incentive Plan will continue in effect in accordance with its current terms. The following is a summary of certain key provisions of the Incentive Plan:

   Structure. The Incentive Plan is divided into three separate components: (i) the Discretionary Option Grant Program under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock; (ii) the Stock Issuance Program under which eligible individuals may, in the plan administrator's discretion, be issued shares of Common Stock directly; and (iii) the Automatic Option Grant Program under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to the fair market value of the option shares on the grant date.

   Administration. The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the Incentive Plan. Committee members serve for such period of time as the Board may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the Board or a secondary committee comprised of one or more Board members. The Automatic Option Grant Program operates automatically and does not generally require action on the part of the Board or committee acting as plan administrator.

   Shares and Terms. The maximum number of shares of Common Stock that may be issued over the term of the Incentive Plan shall not exceed 8,365,878 shares. This number includes the number of shares of Common Stock by which the Incentive Plan's share reserve was automatically increased on July 1 of each of the calendar years 1998 through 2000, which was an amount equal to the lesser of five percent (5%) of the shares of Common Stock and Common Stock equivalents outstanding on June 30 of that year, or 1,000,000 shares. Beginning July 1, 2001, the Incentive Plan's share reserve automatically increases on July 1 each calendar year beginning 2001 by an amount equal to the lesser of five percent (5%) of the shares of Common Stock outstanding on June 30 of that year or 1,000,000 shares and accordingly increased on July 1, 2001 by 796,352 shares. No one person participating in the Incentive Plan may receive options and direct stock issuances for more than 500,000 shares of Common Stock per calendar year.

   Common Stock subject to a terminated option or award, and Common Stock previously issued under an option or award which are subsequently repurchased by the Company, shall be available for future options or awards.

   Eligibility. Employees (including officers), consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established), and non-employee members of the Board or of the board of directors of any parent or subsidiary corporation of the Company are eligible to receive option grants and stock appreciation rights under the Discretionary Option Grant Program and share issuances under the Stock Issuance Program.

   The individuals eligible to receive option grants under the Automatic Option Grant Program are (i) individuals newly elected or appointed as non-employee Board members, whether through appointment by the Board or election by the Company's stockholders, and (ii) individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings. Prior to the amendment that is the subject of this Proposal No. 2, directors who are preferred stockholders or who own 5% or more of the voting power of the Company or who represent entities that own preferred stock or 5% or more of the voting power of the Company were not eligible. Under the proposed amendment, such directors would be eligible to receive automatic grants. A non-employee Board member who has previously been in the employ of the Company (or any Parent or Subsidiary) is not eligible to receive an initial option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but is eligible to receive periodic option grants under the Automatic Option Grant Program.

   Five non-employee directors were eligible to be granted options under the Automatic Option Grant Program as of August 31, 2001. Approximately 151 individuals (including 7 officers) were eligible to be granted options or awards under the Incentive Plan as of August 31, 2001.

   Automatic Option Grant Program. Under the proposed amendment to the Automatic Option Grant Program, each individual who first joined the Board as a non-employee director on or after the 2001 Annual Meeting receives at that time, an automatic option grant for 50,000 shares of Common Stock. In addition, at each annual stockholders meeting, beginning with the 2001 Annual Meeting, each non-employee director, whether or not he or she is standing for re-election at that particular meeting, is granted a stock option to purchase 10,000 shares of Common Stock. Prior to the amendment that is the subject of this Proposal No. 2, under the Automatic Option Grant Program, each individual who first joined the Board as a non-employee director on or after the effective date of the 1997 Incentive Plan received an automatic option grant for 20,000 shares of Common Stock. In addition, at each annual stockholders meeting, beginning with the 1998 annual meeting, each non-employee director, whether or not standing for re-election at that particular meeting, was granted a stock option to purchase 5,000 shares of Common Stock.

   Vesting. The optionee vests in each automatic option grant in a series of four annual installments over the optionee's period of Board service, beginning one year from the grant date. Each option has an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. Vesting of the automatic option shares will automatically accelerate and the options become fully exercisable upon (i) an acquisition of the Company by merger, consolidation or asset sale or (iii) the death or disability of the optionee while serving as a Board member.

   Price and Exercisability. The option exercise price per share for an automatic option grant may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

   The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

   No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by the optionee.

   Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Incentive Plan, to the class and maximum number of shares for which the share reserve is to increase automatically each year, to the class and maximum number of shares for which any one person may be granted options over the term of the Incentive Plan, the class and number of shares for which automatic option grants are to be made, and the class and number of shares and exercise price per share subject to outstanding options in order to prevent the dilution or enlargement of benefits thereunder.

   Amendment and Termination. The Incentive Plan shall continue in effect until the earlier of (i) the last business day in April, 2007, (ii) the date on which all shares available for issuance under the Plan shall have been issued or
(iii) certain acquisitions of the Company by merger, consolidation or asset sale, unless the Incentive Plan is earlier terminated by the Board in its discretion. The Board may at any time alter, amend, suspend or discontinue the Incentive Plan. The approval of the stockholders will be obtained as to any share increase or other amendment to the extent required by applicable law.

   New Plan Benefits. Benefits to be received by individual optionees are set forth below. The number indicated below is the number of option shares to be granted to each non-employee director at the Annual Meeting.

                                Number Of
Name of Non-Employee Director Option Shares
----------------------------- -------------
    David R. Bradford........    10,000
    David A. Boucher.........    10,000
    Shelby H. Carter, Jr.....    10,000
    James R. Offerdahl.......    10,000
    Nancy R. Woodward........    10,000

  Federal Income Tax Consequences of Options Granted under the Incentive Plan

   Options granted under the Automatic Grant Program are non-statutory options that are not intended to meet the requirements of Section 422 of the Code. The federal income tax treatment for non-statutory options follows:

   No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AUTOMATIC OPTION GRANT PROGRAM UNDER THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

                                PROPOSAL NO. 3

                     RATIFICATION OF INDEPENDENT AUDITORS

   The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

   In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

Fees Billed to the Company by Ernst & Young LLP During Fiscal 2001

   Audit Fees. Audit Fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $126,000.

   Financial Information Systems Design and Implementation Fees. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2001.

   All Other Fees. Fees billed to the Company for all other non-audit services rendered to the Company by Ernst & Young LLP during the Company's fiscal year ended June 30, 2001, primarily tax related services, totaled $125,000.

   Ernst & Young LLP has audited the Company's financial statements since inception through June 30, 2001. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In November 1999, the Company loaned $200,000 to Mr. Dunnigan. Mr. Dunnigan issued a promissory note to us bearing interest at the rate of 5.49%. Also, in June 2000, the Company loaned Mr. Dunnigan $137,500 to assist him in acquiring a home. This note bears interest at the rate of 6.43%. The Company also loaned Mr. Dunnigan $137,500 in June 2000 and this note bears interest at the rate of 6.51%.

   In November 2000, the Company loaned Mr. Flory $220,000 to assist him in relocation expenses. This note bears interest at the rate of 6%.

   In July 2001, the Company loaned Mr. Harris $130,582 to assist him with the exercise of an outstanding option. This note bears interest at the rate of 5.06%.

   The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

   The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except that each of Messrs. Carter, Boucher, Bradford and Aragona filed one report late reporting one transaction.

                                   FORM 10-K

   THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO PERVASIVE SOFTWARE INC., 12365 RIATA TRACE PARKWAY, BUILDING II, AUSTIN, TEXAS 78727,
ATTN: PAM HANNAH, INVESTOR RELATIONS.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Stockholder proposals that are intended to be presented at the 2002 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than September 2, 2002, in order to be included. Such stockholder proposals should be addressed to Pervasive Software Inc., 12365 Riata Trace Parkway, Building II, Austin, Texas 78727, Attn: John E. Farr, Corporate Secretary.

                                 OTHER MATTERS

   The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ John Farr
                                          John E. Farr
                                          Chief Financial Officer and Secretary

Austin, Texas
October 15, 2001


  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

  THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                   EXHIBIT A

                            PERVASIVE SOFTWARE INC.

                            Audit Committee Charter

MEMBERSHIP:

   The audit committee shall be comprised of at least three (3) outside members of the Board of Directors of Pervasive Software Inc. (the "Company") elected by the Board of Directors to serve until their successors are duly elected. A chairperson of the audit committee shall be designated by the Board of Directors. Each member of the audit committee must be:

    (1)an "independent director" (as defined below); and

    (2)able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to read and understand such financial statements within a reasonable period of time after his or her appointment to the audit committee.

   An "independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

    (1)a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

    (2)a director who accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

    (3)a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. "Immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

    (4)a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    (5)a director who is employed as an executive officer of another entity where any of the Company's executives serve on that entity's compensation committee.

   In addition to the requirements above, at least one member of the audit committee must have either (i) past employment experience in finance or accounting; (ii) requisite professional certificate in accounting; or (iii) a background which results in the individual's financial sophistication, including experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   Notwithstanding the requirement that each member be an "independent director," the Board of Directors, under exceptional and limited circumstances, may appoint one director who is not an "independent director" to the audit committee if:

    (1)such director is not a current employee or immediate family member of a current employee of the Company;

    (2)such director's appointment to the audit committee is required by the best interests of the Company and its stockholders; and

    (3)the Board of Directors discloses in the next annual proxy statement after such appointment (i) the nature of the relationship between such director and the Company; and (ii) the reasons for the Board of Directors' determination that such appointment is in the best interests of the Company and its stockholders.

RESPONSIBILITIES:

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions to ensure to the Board of Directors and the stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

    . Have a clear understanding with management and the independent auditors that the independent auditors are ultimately responsible to the Board of Directors and the audit committee as representatives of the Company's stockholders.

    . Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

    . Evaluate and, when appropriate, recommend that the Board of Directors replace the independent auditors.

    . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

    . Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

    . Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

    . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    . Obtain and review a formal written statement from the Company's independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

    . Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and, if necessary, recommend that the Board of Directors take appropriate action to oversee the independence of the independent auditors.

    . Recommend to the Board of Directors appropriate actions to oversee the independence of the Company's independent auditors.

    . Review accounting and financial human resources and financial succession planning within the Company.

    . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

    . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    . Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the audit committee shall discuss the results of the quarterly review and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards. The chair of the audit committee may represent the entire committee for the purposes of this review.

    . Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the audit committee shall discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

    . Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the audit committee has satisfied its responsibilities under this charter for the prior year. In addition, the audit committee shall include a copy of this charter in the annual report to shareholders or the proxy statement at least once every three years or in the year after any significant amendment to the charter.

MINUTES:

   Minutes will be kept of each meeting of the audit committee and will be provided to each member of the Board of Directors. Any action of the audit committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

    PROXY
                            PERVASIVE SOFTWARE INC.
                                                                       PROXY
          12365 Riata Trace Parkway, Building II, Austin, Texas 78727

    This Proxy is Solicited on Behalf of the Board of Directors of Pervasive
                                 Software Inc.
      for the Annual Meeting of Stockholders to be held November 1, 2001

    The undersigned holder of Common Stock, par value $.001, of Pervasive Software Inc. (the "Company") hereby appoints John E. Farr proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 1, 2001 at 9:00 a.m. local time, at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
           DIRECTORS, "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
                               RETURN ENVELOPE.
    If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                            PERVASIVE SOFTWARE INC.
                   [X] Please mark votes as in this example
1. To elect the following directors to serve for a term ending upon the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified:
      NOMINEES: David R. Bradford and James R. Offerdahl
            [_] FOR [_] WITHHELD [_] For all nominees, except for nominees written below.


--------------------------------------------------------------------------------
                             Nominee exception(s).
2. To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares granted under the Automatic Option Grant Program and certain other amendments.
                          [_] FOR [_] AGAINST [_] ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2002.

                          [_] FOR [_] AGAINST [_] ABSTAIN
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
                                          Signature: __________________________
                                          Signature (if held jointly): ________
                                          Date: _________________________, 2001
                                          Please date and sign exactly as your
                                          name(s) is (are) shown on the share
                                          certificate(s) to which the Proxy
                                          applies. When shares are held as
                                          joint tenants, both should sign. When
                                          signing as an executor,
                                          administrator, trustee, guardian,
                                          attorney-in-fact or other fiduciary,
                                          please give full title as such. When
                                          signing as a corporation, please sign
                                          in full corporate name by President
                                          or other authorized officer. When
                                          signing as a partnership, please sign
                                          in partnership name by an authorized
                                          person.